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                                                                    Exhibit 99.1


[GRAPHIC OMITTED] ICU MEDICAL, INC.


       ICU MEDICAL, INC. REPORTS FOURTH QUARTER AND YEAR-END 2006 RESULTS

           --COMPANY REVENUE FOR 2006 INCREASED 28% TO A NEW RECORD--

SAN CLEMENTE, CALIF., JANUARY 29, 2006--ICU MEDICAL, INC., (NASDAQ:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced results for the fourth quarter and year ended December 31, 2006.

Fourth quarter revenue was $52.8 million, a 22% increase as compared to $432 million in the same period last year. Net income increased 29% to $6.9 million, or $0.44 per diluted share, as compared to a net income of $5.3 million, or $0.35 per share, in the fourth quarter of 2005.

For the year ended December 31, 2006, the Company earned $25.7 million, or $1.64 per share, on revenues of $201.6 million, as compared to net income of $20.3 million, or $1.35 per share, on revenues of $157.5 million for the year ended December 31, 2005.

"We are pleased with the strong revenue growth in many of our lines during 2006, especially our custom medical products. Revenue for the fourth quarter and for the year are both record highs for the Company," said Frank O'Brien, ICU Medical's Chief Financial Officer. "We attribute our continued success to the market acceptance of our leading line of product offerings."

ICU continued to strengthen its balance sheet and operating cash flow in 2006. Operating cash flows were $31.6 million for the year. At year-end 2006, cash and investments totaled $116.9 million and working capital rose $30.6 million to $154.5 million from $123.9 million at December 31, 2005. In addition, the Company bought back $8.0 million of shares in the open market during 2006 and early 2007.

Mr. O'Brien concluded, "We will continue to re-invest our free cash flow from core product lines into developing new products, improving manufacturing efficiencies, strategic investments and acquisitions and continued purchases of our shares. We have just decided to increase our share purchase program to $20 million."

The foregoing statement concerning Management's expectation with respect to future results is a forward looking statement based upon the best information currently available to Management and assumptions Management believes are reasonable, but Management does not intend the statement to be a representation as to future results. Future results are subject to risks and uncertainties, including the most recent 10-Q. Actual results in the future may differ materially from Management's current expectations.


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Contact:    Francis J. O'Brien
            Chief Financial Officer
            ICU Medical, Inc.
            (949) 366-2183

            John F. Mills
            Senior Managing Director
            Integrated Corporate Relations
            (310) 954-1100


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                                            ICU MEDICAL, INC.
                                Summary Consolidated Statements of Income
                       (all amounts in thousands except share and per share data)


                                            Quarter ended December 31,         Year ended December 31,
                                           ----------------------------     ----------------------------

                                               2006            2005             2006            2005
                                           ------------    ------------     ------------    ------------
                                            (unaudited)     (unaudited)      (unaudited)         (1)

TOTAL REVENUE                                    52,807          43,230          201,613         157,532

COST OF GOODS SOLD                               35,397          24,660          120,929          88,128

OPERATING EXPENSES                               12,472          11,514           49,811          41,809
                                           ------------    ------------     ------------    ------------

        Income from operations                    4,938           7,056           30,873          27,595

OTHER                                             1,373             753            5,027           3,138

BENEFIT (PROVISION) FOR INCOME TAXES                549          (2,498)         (10,240)        (10,459)
                                           ------------    ------------     ------------    ------------

NET INCOME                                 $      6,860    $      5,311     $     25,660    $     20,274
                                           ============    ============     ============    ============

NET INCOME PER SHARE
        Diluted                                   $0.44           $0.35            $1.64           $1.35

WEIGHTED AVERAGE NUMBER OF SHARES
        Diluted                              15,745,716      15,216,973       15,599,132      15,039,890

(1) 2005 amounts were derived from the audited consolidated financial statements of ICU Medical, Inc.

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                                      ICU MEDICAL, INC.
                           Summary Consolidated Balance Sheet Data
                         (all amounts in thousands except share data)

                                            ASSETS

                                                                      12/31/06      12/31/05
                                                                     ----------    ----------
                                                                     (unaudited)       (1)
CURRENT ASSETS:
     Cash and liquid investments                                     $  116,918    $   86,742
     Accounts receivable, net                                            26,533        23,644
     Inventories                                                         16,315        15,435
     Prepaid and deferred income taxes                                    6,915         7,241
     Other current assets                                                 4,255         4,700
                                                                     ----------    ----------
                Total current assets                                    170,936       137,762
                                                                     ----------    ----------

PROPERTY AND EQUIPMENT, NET                                              59,037        52,194
DEFERRED INCOME TAXES                                                     5,340           723
OTHER ASSETS                                                             10,895        13,858
                                                                     ----------    ----------
                                                                     $  246,208    $  204,537
                                                                     ==========    ==========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                                  $   16,451    $   13,887
DEFERRED INCOME TAXES - long-term portion                                 4,512           529
MINORITY INTEREST                                                           358           923

STOCKHOLDERS' EQUITY:
     14,620,421 common shares outstanding at December 31, 2006          224,887       189,198
                                                                     ----------    ----------
                                                                     $  246,208    $  204,537
                                                                     ==========    ==========

(1)  December 31, 2005 amounts were derived from the audited consolidated financial statements of ICU Medical, Inc.

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                                        ICU MEDICAL, INC.
                          Summary Consolidated Statements of Cash Flows
                                   (all amounts in thousands)

                                                                              YEAR ENDED
                                                                       -------------------------
                                                                        12/31/06       12/31/05
                                                                       ----------     ----------
                                                                      (unaudited)         (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                             $   25,660     $   20,274
Adjustments to reconcile net income to net cash
     provided by operating activities --
        Depreciation and amortization                                      11,231          9,698
        Net change in current assets and liabilities, and other            (5,283)        (6,938)
        Tax benefits from exercise of stock options in 2005                     -          4,338
                                                                       ----------     ----------
     Net cash provided by operating activities                             31,608         27,372
                                                                       ----------     ----------


CASH PAID FOR ACQUIRED ASSETS                                                   -        (32,606)
PURCHASES OF PROPERTY AND EQUIPMENT                                       (19,612)        (5,509)
PROCEEDS FROM SALE OF BUILDING                                              6,062              -
NET CHANGE IN LIQUID INVESTMENTS                                          (23,877)         1,837
EMPLOYEE EQUITY PLANS                                                      16,261          7,657
OTHER                                                                      (4,143)         2,487

                                                                       ----------     ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                              $    6,299     $    1,238
                                                                       ==========     ==========


(1)  2005 amounts were derived from the audited consolidated financial statements of ICU
     Medical, Inc.
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